Exhibit 10.1

AMENDMENT NO. 2
TO
TRONOX LIMITED MANAGEMENT EQUITY INCENTIVE PLAN

WHEREAS, Tronox Limited (the “Company”) maintains the Tronox Limited Management Equity Incentive Plan (the “Plan”) which was amended on May 25, 2016 by Amendment No. 1.  Except as expressly set forth herein to the contrary, all capitalized terms set forth in this Amendment shall have the same meaning as ascribed to them in the Plan; and

WHEREAS, the Company desires to amend the Plan, to, among other things, prohibit the Committee to reprice Awards without the approval of the Company’s shareholders, to limit the provisions related to lapsed awards and to make certain clarifying and legal conforming changes under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             The defined terms set forth below are hereby amended and restated to read in its entirety as follows:

“‘Award Agreement’ means the written or electronic agreement setting forth the terms and conditions applicable to an Award.”

“Good Reason” means with respect to a Participant’s Termination, the following (unless the applicable Award Agreement states otherwise): (i) the assignment of duties materially inconsistent with the Participant’s position, authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, (ii) a reduction of the Participant’s aggregate annual compensation opportunity (i.e., base salary and annual bonus and incentive compensation target opportunity), and such reduction is not related to a reduction in either individual or corporate performance, (iii) a change of more than 50 miles in the Participant’s principal place of employment, or (iv) any other action or inaction that constitutes a material breach of the Plan.

2.             Subsection (i) of Section 3.2 of the Plan is hereby amended and restated to read in its entirety as follows:

“(i)        subject to Sections 6.4 and 8.4, extend the period during which an Option or SAR may be exercisable,”

3.             Subsection 3.3.1 of the Plan is hereby amended and restated to read in its entirety as follows:

“3.3.1    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company except for grants of Awards to persons (a) who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act or (b) who are, or who are reasonably expected to be, ‘covered employees’ for purposes of Section 162(m) of the Code; provided, however, that the Committee may not delegate its authority or power if prohibited by applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.”

4.             Section 4.2 of the Plan is hereby amended and restated to read in its entirety as follows:

“4.2       Lapsed Awards.  To the extent that Shares subject to an outstanding Award have ceased to be deliverable to a Participant by reason of (i) expiration, cancellation, forfeiture or other termination of such Award, or (ii) the settlement of all or a portion of such Award in cash, then such Shares which have ceased to be deliverable by the Company shall not be counted toward the Share Reserve and shall again be available under this Plan; provided, however, that Shares surrendered in payment of the exercise price of an Option, Shares withheld or surrendered for payment of taxes with respect to any Award, and Shares repurchased by the Company on the open market with the proceeds of the exercise price of Options, shall be counted toward the Share Reserve and not be available for re-issuance under the Plan.  If SARs are exercised and settled in Shares, the full number of Shares subject to the SARs shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the SARs.”

5.             The following is hereby added to the end of Section 5.6 of the Plan:

“Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the rules and regulations of the principal U.S. national securities exchange in which the Shares are listed, or if so required pursuant to a written policy adopted by the Company, and in accordance with the Company’s incentive clawback policy, originally adopted January 25, 2013 as in effect from time to time, Awards are and shall continue to be subject to clawback, forfeiture or similar requirements.”

6.             Sections 6.8 (Cashing Out of Option) and 6.9 (Certain Powers) of the Plan are hereby deleted in their entirety and each replaced with the word “Reserved.”

7.             A new Section 6.11 of the Plan is hereby added as follows:

“6.11     Prohibition on Repricing.  Notwithstanding anything in the Plan to the contrary, other than as may be permitted pursuant to Section 4.3, the Committee shall not without the approval of the Company’s shareholders (a) lower the Exercise Price of an Option after it is granted, (b) cancel an Option when the Exercise Price exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.”

8.             Subsection (a) of Section 7.5.5 of the Plan is hereby amended and restated to read in its entirety as follows:

“(a)       a Participant shall be entitled to receive all dividends and other distributions paid on Restricted Shares held by him or her provided, that any such dividends or other distributions shall be subject to the same vesting requirements as the underlying Share Awards and shall be accumulated and paid only at the time the Share Award becomes vested. In the case of a distribution paid other than in cash, the relevant amount shall be the value of the property distributed as at the date of the distribution, as determined by the Committee;”

9.             A new Subsection (c) of Section 7.5.5 of the Plan is hereby added as follows:

“(c)       for the avoidance of doubt, notwithstanding anything to contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend, Dividend Equivalent Payment or otherwise with respect to any Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.”

10.           The last sentence of Subsection 8.5.3 of the Plan is hereby deleted in its entirety.

11.           A new Section 8.8 of the Plan is hereby added as follows:

“8.8       Prohibition on Repricing.  Notwithstanding anything in the Plan to the contrary, other than as may be permitted pursuant to Section 4.3, the Committee shall not without the approval of the Company’s shareholders (a) lower the Base Price of an SAR after it is granted, (b) cancel a SAR when the Base Price exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control) or (c) take any other action with respect to an SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.”

12.           Section 12.1 of the Plan is hereby amended and restated to read in its entirety as follows:

“12.1     Treatment of Awards in connection with a Change in Control. Unless provided otherwise by the Committee (as constituted prior to a Change in Control) in an Award Agreement or otherwise, or as provided in an employment agreement or similar agreement between the Company or any Subsidiary and the Participant, in the event of a Change in Control:

12.1.1.   Any Options and Share Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred shall be assumed by the successor (or its parent company) or cancelled in exchange for substitute options or share appreciation rights issued by the successor (or its parent company) in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) in the case of a Non-Qualified Share Option, and Treas. Reg. §1.424-1(a) (or any successor regulation) in the case of an Incentive Stock Option and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest and become exercisable. To the extent Options and Share Appreciation Rights that are outstanding as of the date of such Change in Control are not assumed or substituted, the Award shall, as determined by the Committee, (A) immediately become fully exercisable and vested to the full extent of the original grant, or (B) be cancelled in exchange for cash and/or other substitute consideration (if any) with respect to each Share subject to the Award as of the Change in Control date equal in value to the excess (if any) of (I) the per-Share value, as determined by the Committee in its discretion, of the property (including cash) received by the Company’s shareholders as a result of the transaction over (II) if applicable, the per-Share Exercise Price or Base Price of the applicable Award. If the value of the property (including cash) received by the holder of a Share as a result of the transaction does not exceed the per-Share Exercise Price or Base Price of the Award, the Award may be cancelled without providing any cash or other consideration to the Participant with respect to such Award.

12.1.2    Any Performance Awards outstanding as of the date such Change in Control is determined to have occurred shall be converted into, as applicable, time-based restricted stock of the successor (or its parent company) or time-based restricted stock units based on stock of the successor (or its parent company) and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest. With respect to Performance Awards that are outstanding as of the date of such Change in Control and are not converted to a time-based Award, any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code and the applicable terms of the Performance Awards). In either case, unless otherwise determined by the Committee in an Award Agreement or otherwise, the value of the Performance Awards as of the date of the Change in Control shall be determined assuming target performance has been achieved, except that the value shall be determined based on actual performance as of such date if (A) more than half of the performance period has elapsed as of such date and (B) actual performance is determinable as of such date.

12.1.3   Any other Share Awards and cash Awards outstanding as of the date such Change in Control is determined to have occurred shall be assumed by the successor (or its parent company) or cancelled in exchange for comparable awards issued by the successor (or its parent company), and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest. With respect to such Awards that are outstanding as of the date of such Change in Control and are not assumed or substituted, any deferral or other restriction shall lapse and such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code and the applicable terms of the Awards).

12.1.4    For an Award to be validly assumed or substituted by a successor for purpose of this Section 12, it must (A) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules; (B) have substantially equivalent value to such Award (determined at the time of the Change in Control); and (C) be based on stock that is listed and traded on an established U.S. securities market or an established securities market outside the United Stated upon which the Participants could readily trade the stock without administrative burdens or complexities.”

13.           All other terms and conditions of the Plan shall remain in full force and effect.